Exhibit 99.1

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners

And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

TWENTY-FIFTH REPORT OF THE MONITOR

DECEMBER 9, 2009

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”) and its subsidiaries listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to December 15, 2009 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

5.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

6.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

7.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

8.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States, the United Kingdom and South Korea.

9.	Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

10.	ACI is a direct and indirect wholly-owned subsidiary of ABH. ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

11.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

12.	This is the twenty-fifth report of the Monitor (the “Twenty-Fifth Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ five-week cash flow results for the period from October 19, 2009 to November 22, 2009 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update regarding the overview of the current market conditions in the forest products industry provided in the twentieth report of the Monitor dated November 4, 2009 (the “Twentieth Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) set forth in the Twentieth Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 17-week period ending March 21, 2010;

(d)	an update with respect to certain key performance indicators (“KPIs”); and

(ii)	an update on an agreement between ACH LP (“ACH”), which is a non-filed subsidiary of ACCC, and the Ontario Power Authority (the “OPA”) guaranteeing the price ACH is to receive for power sold to the OPA (the “ACH Power Purchase Agreement”).

TERMS OF REFERENCE

13.	In preparing this Twenty-Fifth Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Twenty-Fifth Report. Some of the information referred to in this Twenty-Fifth Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Twenty-Fifth Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

14.	Capitalized terms not defined in this Twenty-Fifth Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.90 unless otherwise noted.

15.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Twenty-Fifth Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

16.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

17.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each four-week period following the date of the First Stay Extension Order. These regular reports have included details with respect to the market conditions in the forest products industry.

18.	While the forest products industry has faced significant challenges with respect to pricing and demand as indicated in previous reports of the Monitor, the Petitioners have advised the Monitor that the market has shown signs of rebounding.

19.

As noted in previous reports of the Monitor, pricing in the North American newsprint market has been increasing over the last several months. According to a release on RISI.com on November 20, 2009 (the “RISI Report”), one of the Petitioners’ competitors, Kruger Inc. (“Kruger”), has announced a price increase of $25 per tonne for January and February, 2010. The Petitioners have advised the Monitor that they will also be increasing prices in two $25 per tonne increments, which has also been reported by RISI.com. Such increases are effective January 1, 2010 and February 1, 2010 for customers in North America. The chart below from RISI.com details prices for newsprint over the last several months.

20.	Despite recent price increases and the resulting cash flow impact, the debt rating for White Birch Paper Inc. (“White Birch”) was recently downgraded by Standard & Poors (“S&P”). S&P notes that the White Birch downgrade is primarily due to “elevated debt levels and continued weak market conditions for newsprint”.

21.	Although not a significant producer of pulp, both BCFPI and the ACI Group produce pulp for sale to third parties. As noted in previous reports of the Monitor, the price for pulp has been increasing over the last several months. According to a report on RISI.com dated November 20, 2009, pulp prices have increased approximately $200 per tonne since April, 2009, as detailed in the graph from RISI.com below.

22.	The Ontario Ministry of Northern Development, Mines and Forestry has recently announced that it has put into place a tender process to re-allocate cutting rights to Crown timberlands in Ontario that are currently not being used (the “Provincial Wood Supply Competitive Process”). The Provincial Wood Supply Competitive Process involves the possible cancellation of current Crown fibre supply agreements (some of which may be held by the Petitioners) and the re-bidding of such licenses.

RECEIPTS AND DISBURSEMENTS FROM OCTOBER 19, 2009 TO NOVEMBER 22, 2009 FOR THE ACI GROUP AND BCFPI

The ACI Group

23.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Twenty-Fifth Report, with a comparison to the ACI Forecast amounts provided in the Twentieth Report.

	US$000
	Actual	Forecast	Variance
Opening Cash	$110,746	$110,746	$—	—
Receipts	310,343	271,387	38,956	14%
Disbursements
Net Trade Disbursements	(156,006)	(137,573)	(18,433)	(13%)
Intercompany	(16,890)	—	(16,890)	N/A
Other	(85,999)	(87,808)	1,809	2%

	(258,895)	(225,381)	(33,514)	(15%)
Financing
Securitization Inflows / (Outflows)	10,712	(1,334)	12,046	903%
Adequate Protection by DCorp to ACCC Term Lenders	(3,180)	(3,537)	357	10%
DIP Interest & Fees	(1,814)	(245)	(1,569)	(640%)
Restructuring & Other Items	(4,268)	(5,000)	732	15%
Foreign Exchange Translation	(4,272)	—	(4,272)	N/A

	(2,822)	(10,116)	7,294	72%
Net Cash Flow	48,626	35,890	12,736	35%
Ending Cash	$159,372	$146,636	$12,736	9%

DIP Availability (net of minimum undrawn balance)	32,700	32,700	—	—
Available Liquidity	$192,072	$179,336	$12,736	7%

24.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $39.0 million higher than projected in the ACI Forecast. Disbursements were $33.5 million higher than projected in the ACI Forecast and Financing cash flow was approximately $7.3 million greater than projected in the ACI Forecast. Overall, the ending cash balance and available liquidity were each approximately $12.7 million higher than the ACI Forecast.

Receipts

25.	A breakdown of the receipts for the Reporting Period are outlined in the table below:

		$US 000
Receipts	Para.	Actual	Forecast	Variance	Variance %
A/R Collections	26(i)	$214,113	$212,052	$2,061	1%
Intercompany A/R Settlement	26(i)	43,551	—	43,551	N/A
Joint Venture Remittances, Net	26(i)	(19,574)	(17,417)	(2,157)	(12%)
Collections on Behalf of Joint Ventures	26(ii)	3,804	20,466	(16,662)	(81%)

Net A/R Collections		241,894	215,101	26,793	12%
Other Inflows	26(iii)	68,449	56,286	12,163	22%

Total Receipts		$310,343	$271,387	$38,956	14%

26.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $241.9 million during the Reporting Period compared to a forecast amount of $215.1 million resulting in a positive variance of approximately 12%.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures totalled approximately $3.8 million during the Reporting Period. This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $3.8 million for the Reporting Period as compared to a forecast amount of $20.5 million resulting in a negative variance of approximately $16.7 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $19.6 million resulting in a negative variance of $2.2 million. This is primarily due the remittance of funds to one of the ACI Group’s joint ventures, Donohue Malbaie, for funds received from customers of the Donohue Malbaie joint venture by the ACI Group. The chart below summarizes collections by the ACI Group from customers of its most significant joint venture partners (Augusta and Donohue Malbaie) and subsequent remittances to joint ventures since April 17, 2009:

	US$000
	Augusta	Donohue Malbaie	Total
Collections by the ACI Group	100,231	17,923	118,154
Remittances to JVs by the ACI Group	(96,454)	(11,674)	(108,128)

	3,777	6,249	10,026

(iii)	Other Inflows, which includes tax refunds and other miscellaneous receipts, totalled $68.4 million during the Reporting Period. The ACI Forecast included projected receipts of $56.3 million. The difference is primarily due to higher than forecast receipts related to road tax credits (approximately $2.3 million), receipts related to reforestation work (approximately $1.3 million) and receipts related to energy credits received from the Province of Ontario (approximately $1.3 million). The balance of this variance is due to a number of miscellaneous mill level deposits such as benefit reimbursements and tax refunds.

Disbursements

27.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

		$US 000
	Para.	Actual	Forecast	Variance	Variance %
Trade Payables	28(i)	$(168,079)	$(129,936)	$(38,143)	(29%)
Intercompany A/P Settlement	28(i)(b)	13,385	—	13,385	N/A
Payments on Behalf of Affiliates	28(ii)	(1,312)	—	(1,312)	N/A
Capital Expenditures	28(iii)	—	(7,637)	7,637	100%

Net Trade Disbursements		$(156,006)	$(137,573)	$(18,433)	(13%)

28.	The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $168.1 million during the Reporting Period, which was $38.1 million greater than the ACI Forecast. Management has advised that the variance is primarily due to the following:

(a)	Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(b)	the ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $13.4 million of such amounts, detailed on the Intercompany A/P Settlements line, during the Reporting Period). The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis; and

(c)	Production levels are higher (approximately 11% or 24,000 tonnes for the month of November) than forecast in the ACI Forecast which has necessitated increased investments in working capital to support the increased sales to customers.

(ii)	Payments on Behalf of Affiliates represent amounts disbursed on behalf of ACH. Such amounts were reimbursed by ACH in the week ended November 29, 2009.

(iii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital disbursements have been included in the Trade Payables disbursement line. Management has advised the Monitor that capital expenditures for the month of October, 2009 totalled approximately $0.9 million.

29.	The net disbursements related to intercompany collections are detailed in the chart below:

		$US 000
	Para.	Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	29(i)	$16,621	$—	$16,621	N/A
Intercompany A/R Settlements	29(ii)	(33,511)	—	(33,511)	N/A

		$(16,890)	$—	$(16,890)	N/A

(i)	A/R Collections – Affiliates totalled approximately $16.6 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $33.5 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the “Intercompany” section of the cash flow statement.

(iii)	The reason for the negative variance noted above is that certain accounts receivable are not identified as belonging to affiliated entities due to a delay in the receipt of remittance advices from customers. As remittance advices are received from customers the required funds are transferred to the relevant entity.

30.	Disbursements related to “Other” items are summarized in the chart below:

		$US 000
	Para.	Actual	Forecast	Variance	Variance %
Marine Freight Payments	30(i)	$(8,128)	$(6,500)	$(1,628)	(25%)
Utility Payments	30(ii)	(28,025)	(34,779)	6,754	19%
Payroll & Benefits	30(iii)	(49,846)	(46,529)	(3,317)	(7%)

Net Other Disbursements		$(85,999)	$(87,808)	$1,809	2%

(i)	Marine Freight Payments totalled $8.1 million during the Reporting Period. This compares to an amount of $6.5 million in the ACI Forecast. The reason for this variance is due to an increase in international shipments that require the use of marine freight. As an example, international shipments between August and October increased by approximately 47%, necessitating greater use of Marine Freight during the Reporting Period.

(ii)	Utility Payments were approximately $6.8 million less than forecast. Under the agreement the ACI Group has with its various power suppliers, it is required to pay a certain fixed amount on a weekly basis. The ACI Forecast contemplates that all such payments to utility suppliers will be made; however, based on monthly reconciliations of actual consumption, the relevant invoices and payments and the consent of the utility, certain payments were not required to be made.

(iii)	Total payments for Payroll & Benefits were $49.8 million during the Reporting Period compared to an amount of approximately $46.5 million in the ACI Forecast. This variance is primarily a timing variance due to the payment of payroll withholding taxes that were forecast to be paid outside of the Reporting Period.

Financing

31.	Details regarding the ACI Group’s financing activities are summarized in the following table:

		$US 000
Financing	Para.	Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	32(i)	$10,712	$(1,334)	$12,046	903%
Adequate Protection by DCorp to ACCC Term Lenders	32(ii)	(3,180)	(3,537)	357	10%
DIP Interest & Fees	32(iii)	(1,814)	(245)	(1,569)	(640%)
Restructuring & Other Items	32(iv)	(4,268)	(5,000)	732	15%
Foreign Exchange Translation	32(v)	(4,272)	—	(4,272)	N/A

		$(2,822)	$(10,116)	$7,294	72%

32.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/(Outflows) totalled an inflow of approximately $10.7 million compared to a projected outflow of approximately $1.3 million during the Reporting Period due to higher than forecast sales and a more favourable accounts receivable aging profile.

(ii)	Adequate Protection by DCorp to ACCC Term Lenders totalled approximately $3.2 million compared to a forecast amount of $3.5 million. The reason for the difference is due to the fact that certain professional fees originally forecast as part of Adequate Protection by DCorp to ACCC Term Lenders were included in the Restructuring & Other Items line.

(iii)	DIP Interest & Fees were greater than forecast due to the fact that approximately $1.5 million was paid during the Reporting Period to Bank of Montreal and Investissement Quebec to extend the ACI DIP Facility to December 15, 2009. This payment was not contemplated by the ACI Forecast.

(iv)	Payments for Restructuring & Other Items totalled approximately $4.3 million compared to a forecast of $5.0 million. The difference is primarily due to the timing of receipt of invoices from various professional service firms.

(v)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9243 and US$0.9715.

BCFPI

33.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Twenty-Fifth Report:

	US$000
	Actual	Forecast	Variance
Receipts	$78,830	$61,204	$17,626	29%
Disbursements
Net Trade Disbursements	(50,607)	(41,642)	(8,965)	(22%)
Intercompany	(2,465)	—	(2,465)	N/A
Other	(18,068)	(13,022)	(5,046)	(39%)

	(71,140)	(54,664)	(16,476)	(30%)
Financing
Interest	(1,415)	(1,502)	87	6%
Restructuring Costs	(1,391)	(1,465)	74	5%
Foreign Exchange Translation	(2,243)	—	(2,243)	N/A

	(5,049)	(2,967)	(2,082)	70%
Net Cash Flows	2,641	3,573	(932)	(26%)
Opening Cash	7,401	7,401	—	—

Ending Cash	$10,042	$10,974	$(932)	(8%)

34.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $17.6 million higher than the BCFPI Forecast. Disbursements were $16.5 million higher than the BCFPI Forecast and Financing disbursements were $2.1 million greater than forecast. BCFPI had cash on hand of $10.0 million at November 22, 2009. Overall, the ending cash balance was approximately $0.9 million lower than the BCFPI Forecast.

Receipts

35.	A breakdown of the BCFPI receipts are summarized in the table below:

		US$000
Receipts	Para.	Actual	Forecast	Variance	Variance %
A/R Collections	36(i)	$13,505	$54,204	$(40,699)	(75%)
Intercompany A/R Settlements	36(i)	41,909	—	41,909	N/A

Total A/R Collections		55,414	54,204	1,210	2%
Advances from Bowater Inc.	36(ii)	9,000	7,000	2,000	29%
Other Inflows	36(iii)	14,416	—	14,416	N/A

Total Receipts		$78,830	$61,204	$17,626	29%

36.	The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $55.4 million resulting in a positive variance of approximately $1.2 million.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are sold through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from the third party customers and then remits these funds via an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts are reconciled and transferred from BI to BCFPI on a monthly basis. Transfers of pulp receipts through the end of October have been paid to BCFPI.

(ii)	On a net basis, Advances from Bowater Inc. totalled $9.0 million during the Reporting Period. Advances of $7.0 million were forecast in the BCFPI Forecast. The higher than forecast advances were required to maintain BCFPI’s liquidity at approximately $10 million.

(iii)	Amounts received related to Other Inflows were approximately $14.4 million during the Reporting Period. Such receipts primarily represent various sales tax refunds (approximately $5.6 million), amounts received in respect of reforestation work (approximately $3.1 million) and deposits made at the mill level. BCFPI does not typically forecast the receipt of such amounts.

Disbursements

37.	Details regarding disbursements related to Net Trade Disbursements are summarized in the following table:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
Trade Payables	38(i)	$(37,208)	$(39,335)	$2,127	5%
Intercompany A/P Settlements - Disbursements	38(ii)	(1,646)	—	(1,646)	N/A
Capital Expenditures	38(iii)	—	(2,307)	2,307	100%
Payments on Behalf of Affiliates	38(iv)	(11,753)	—	(11,753)	N/A

Net Trade Disbursements		$(50,607)	$(41,642)	$(8,965)	(22%)

38.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $2.1 million less than projected during the Reporting Period. Included in the Trade Payables line in the BCFPI Forecast is approximately $3.1 million in respect of disbursements related to Freight. If this amount is removed from the forecast the negative variance is approximately $1.0 million.

Receipts related to Intercompany A/P Settlements - Receipts were nil during the Reporting Period. Such amounts typically represent reimbursement for amounts disbursed on behalf of Mersey, which is a joint venture partially owned by BI. The actual amount transferred was nil due to a delay in the settlement of certain amounts due to BCFPI. The revised forecast in Appendix “H” contemplates that these amounts will be settled in the week ended November 29, 2009.

(ii)	Intercompany A/P Settlements - Disbursements represent BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $1.6 million and are primarily reimbursements to the ACI Group for freight costs.

(iii)	Capital Expenditures are not tracked on a weekly basis. As such, disbursements for this line item have been included in Trade Payables. The Monitor has been advised that capital expenditures for October, 2009 were approximately $0.8 million.

(iv)	Payments on Behalf of Affiliates were $11.8 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis. BCFPI does not typically forecast such payments, nor does it typically forecast the repayment of these items. During the Reporting Period BCFPI was not directly reimbursed for all amounts disbursed on behalf of Mersey since the date of filing (as detailed in the table below). As noted above, a settlement in respect of this item is forecast to occur in the week ended November 29, 2009.

US$000
Cash Receipts on Behalf of Mersey	36,637
Reimbursements for Payments Made	30,968
Amounts Disbursed on Behalf of Mersey	(73,489)

Net Cash Flow	(5,884)

39.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	39(i)	$5,049	$—	$5,049	N/A
Intercompany A/R Settlements	39(ii)	(7,514)	—	(7,514)	N/A

		$(2,465)	$—	$(2,465)	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $5.0 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $7.5 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

(iii)	The quantum of Intercompany A/R Settlements is greater than A/R Collections – Affiliates due to the fact that unapplied cash is occasionally identified as belonging to an affiliated ABH Group entity after it has been reported on a weekly basis as belonging to BCFPI.

40.	Disbursements for “Other” items are as follows and are summarized in the table below:

		US$000
	Para.	Actual	Forecast	Variance	Variance %
Freight	40(i)	$(3,666)	$(932)	$(2,734)	(293%)
Intercompany SG&A Allocation	40(ii)	—	(400)	400	100%
Payroll and Benefits	40(iii)	(14,402)	$(11,690)	(2,712)	(23%)

		$(18,068)	$(13,022)	$(5,046)	(39%)

(i)	Disbursements for Freight totalled $3.7 million during the Reporting Period. This compares to an amount of approximately $0.9 million in the BCFPI Forecast. As noted above, a portion of freight costs were forecast as part of the Trade Payables line. The quantum of this portion is approximately $3.1 million. Taking this reclassification into account, the variance related to Freight is approximately $0.4 million positive.

(ii)	Amounts related to the Intercompany SG&A Allocation were not settled during the Reporting Period. Such amounts are now forecast to be paid in December, 2009.

(iii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled $14.4 million. The BCFPI Forecast projected disbursements in the amount of $11.7 million. The reason for this variance is primarily due to the early payment of benefits which was forecast to be paid in the week ended December 6, 2009.

Financing

41.	Details regarding financing are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Interest	42	$(1,415)	$(1,502)	$87	6%
Restructuring Costs	43	(1,391)	(1,465)	74	5%
Foreign Exchange Translation	44	(2,243)	—	(2,243)	N/A

Cash Flow from Financing/Restructuring		$(5,049)	$(2,967)	$(2,082)	(70%)

42.	Disbursements related to Interest, which were forecast to be approximately $1.5 million, were approximately $1.4 million.

43.	Restructuring Costs were approximately $1.4 million compared to a forecast amount of $1.5 million.

44.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 17-WEEK CASH FLOW FORECASTS

45.	Attached as Appendices “G” and “H”, respectively, are the updated 17-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through March 21, 2009.

46.	As at November 22, 2009, the ACI Group had cash on hand of approximately $159.4 million. In addition to this amount, the undrawn portion of the ACI DIP Facility was $45.2 million. However, pursuant to the ACI DIP Facility, $12.5 million of this amount must remain undrawn, thereby resulting in net available liquidity under the ACI DIP Facility of $32.7 million. Accordingly, the total liquidity of the ACI Group was $192.1 million ($159.4 million cash plus $32.7 million of the ACI DIP Facility) as at November 22, 2009.

47.	The ACI Group’s actual liquidity to November 22, 2009 and forecast total liquidity for the 17 weeks ending March 21, 2010 is set forth in Appendix “G” and is summarized in the graph below:

48.	The ACI Group’s total available liquidity at March 21, 2010, which is the end of the 17-week period in the forecast in Appendix “G”, is projected to be approximately $246.7 million. The primary reason for the difference in forecast liquidity at March 21, 2010 and the liquidity at the end of the ACI Forecast is the fact that the proceeds from the sale of ACCC’s interest in the Manicouagan Power Company (“MPCo”) are now included in the updated cash flow forecast in Appendix “G”. The ACI Forecast did not previously include any proceeds from the sale of MPCo.

49.	The ACI Group cash flow forecast included in Appendix “G” reflects the repayment of the ACI DIP Facility on December 15, 2009, which is the revised date by which it must be repaid. Amounts outstanding under the ACI DIP Facility will be repaid with proceeds of the sale of the ACI Group’s 60% interest in MPCo. Although the cash flow forecast in Appendix “G” reflects the closing of the sale of MPCo in the week ended December 20, 2009, the actual closing is currently scheduled for December 9, 2009. A summary of the projected sources and uses of cash from the sale of MPCo is below:

	CDN $000	US $000
Proceeds from the Sale of ACCC MPCo Interest (Net of Certain Deductions)	517,100	465,390
Payment to ULC Reserve	(282,300)	(254,070)
ULC DIP Facility Drawing on Closing of MPCo Transaction	130,000	117,000
ACI DIP Facility Repayment	(60,889)	(54,800)
Distribution to Senior Secured Noteholders	(200,000)	(180,000)

Net Cash Flow	103,911	93,520

ULC Reserve
ULC DIP Available Upon Notice	50,000	45,000
ULC DIP Available Subject to Court Approval	50,000	45,000
Restricted ULC Reserve	52,300	47,070

	152,300	137,070
ULC DIP Facility Drawing on Closing of MPCo Transaction	130,000	117,000

	282,300	254,070

Note: The above amounts are as estimated in the Nineteenth Report of the Monitor dated October 27, 2009, and are subject to adjustment for actual closing amounts.

50.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 17 weeks ended March 21, 2010, which includes the projected repayment of intercompany funding from BI in the amount of $2.0 million, is set forth in Appendix “H” and is summarized in the graph below. The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds will be transferred from BI, as necessary, on that basis.

51.	On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately $25.9 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

52.	BCFPI’s liquidity as at March 21, 2010 is projected to be approximately $9.6 million, not including the Smurfit Timberland Proceeds.

53.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, if necessary.

KEY PERFORMANCE INDICATORS

54.	As first reported in the Seventh Report the Petitioners track certain key performance indicators in the course of managing their business. Appendix “I” contains certain key performance indicators which have been updated through October 31, 2009, the most current data available as at the date of this Twenty-Fifth Report.

ACH POWER PURCHASE AGREEMENT

55.	ACH is a non-filing partnership owned 75% by Abitibi-Consolidated Hydro Inc. (which is owned 75% by ACCC) and 25% by CDP Investissements Inc. ACH operates a number of power facilities in Ontario. It sells its power to the Independent Electricity System Operator and certain ABH mills based on market pricing.

56.	The Monitor has been advised that, as part of a greater initiative to preserve certain independent power producers and to encourage clean energy, the OPA has recently begun to enter into fixed pricing agreements with independent power producers.

57.	ACH has negotiated a long term agreement with the OPA, whereby the OPA will fix the price it pays to ACH for power purchased. The guaranteed price will increase every year based on the consumer price index. ABH advised that the average historical price has been approximately $50 per megawatt per hour so there is currently a premium over this historic average based on the ACH Power Purchase Agreement. If prices were to increase beyond the agreed upon per megawatt hour price, ACH would not realize this increase as its price would remain capped at the agreed level.

58.	As part of the ACH Power Purchase Agreement, there exist certain events that would enable the OPA to cancel this contract. Such events primarily deal with any change in control of ACH and the ability of the OPA to cancel the ACH Power Purchase Agreement if it does not approve of any future purchaser. The OPA has the right to reject any purchaser in the first three years of the ACH Power Purchase Agreement and thereafter the OPA must consent to any purchaser, such consent not to be unreasonably withheld.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Actual
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total

Opening Cash	110,746	170,074	176,323	161,826	145,496	110,746

Receipts
A/R Collections	52,384	42,270	37,845	30,773	50,841	214,113
Intercompany A/R Settlement	9,421	13,896	2,901	4,655	12,678	43,551
Joint Venture Remittances, Net	—	(3,217)	—	(16,357)	—	(19,574)
Collections on Behalf of Joint Ventures	3,128	10	—	—	666	3,804

Net A/R Collections	64,933	52,959	40,746	19,071	64,185	241,894
Other Inflows	44,233	8,799	3,214	8,657	3,546	68,449

Total Receipts	109,166	61,758	43,960	27,728	67,731	310,343

Disbursements
Trade Payables	(36,692)	(32,960)	(34,541)	(30,927)	(32,959)	(168,079)
Intercompany A/P Settlement	1,148	6,705	2,362	2,740	430	13,385
Payment on Behalf of Affiliates	—	—	—	—	(1,312)	(1,312)
Capital Expenditures	—	—	—	—	—	—

Net A/P Variance	(35,544)	(26,255)	(32,179)	(28,187)	(33,841)	(156,006)

A/R Collections—Affiliates	1,480	6,187	2,930	3,377	2,647	16,621
Intercompany A/R Settlements	(6,781)	(7,993)	(7,396)	(4,199)	(7,142)	(33,511)

	(5,301)	(1,806)	(4,466)	(822)	(4,495)	(16,890)

Marine Freight Payments	(1,063)	(792)	(1,980)	(1,581)	(2,712)	(8,128)
Utility Payments	(7,961)	(5,470)	(2,044)	(2,134)	(10,416)	(28,025)
Payroll & Benefits	(10,821)	(11,986)	(10,311)	(8,693)	(8,035)	(49,846)

Net Other Disbursements	(19,845)	(18,248)	(14,335)	(12,408)	(21,163)	(85,999)

Total Disbursements	(60,690)	(46,309)	(50,980)	(41,417)	(59,499)	(258,895)

Financing
Securitization Inflows / (Outflows)	12,691	(5,282)	(4,125)	(1,286)	8,714	10,712
Adequate Protection by DCorp to ACCC Term Lenders	—	(3,180)	—	—	—	(3,180)
DIP Interest & Fees	—	—	(1,814)	—	—	(1,814)
Restructuring & Other Items	(772)	(738)	(1,023)	(321)	(1,414)	(4,268)
Foreign Exchange Translation	(1,067)	—	(515)	(1,034)	(1,656)	(4,272)

	10,852	(9,200)	(7,477)	(2,641)	5,644	(2,822)

Cash Flow From Operations	59,328	6,249	(14,497)	(16,330)	13,876	48,626

Opening Cash Balance	110,746	170,074	176,323	161,826	145,496	110,746
Cash Flow From Operations	59,328	6,249	(14,497)	(16,330)	13,876	48,626

Ending Cash Balance	170,074	176,323	161,826	145,496	159,372	159,372

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Forecast
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total

Opening Cash	110,746	160,567	151,869	162,255	142,859	110,746

Receipts
A/R Collections	38,015	45,031	41,751	41,080	46,175	212,052
Intercompany A/R Settlement	—	—	—	—	—	—
Joint Venture Remittances, Net	(844)	—	—	(16,573)	—	(17,417)
Collections on Behalf of Joint Ventures	3,757	3,833	4,292	4,292	4,292	20,466

Net A/R Collections	40,928	48,864	46,043	28,799	50,467	215,101
Other Inflows	40,427	5,437	6,008	2,175	2,239	56,286

Total Receipts	81,355	54,301	52,051	30,974	52,706	271,387

Disbursements
Trade Payables	(27,052)	(25,865)	(26,933)	(25,043)	(25,043)	(129,936)
Intercompany A/P Settlement	—	—	—	—	—	—
Payment on Behalf of Affiliates	—	—	—	—	—	—
Capital Expenditures	(1,496)	(1,503)	(1,546)	(1,546)	(1,546)	(7,637)

Net A/P Variance	(28,548)	(27,368)	(28,479)	(26,589)	(26,589)	(137,573)

A/R Collections—Affiliates	—	—	—	—		—
Intercompany A/R Settlements	—	—	—	—		—

	—	—	—	—	—	—

Marine Freight Payments	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(6,500)
Utility Payments	(7,870)	(7,299)	(3,870)	(7,870)	(7,870)	(34,779)
Payroll & Benefits	(5,507)	(18,848)	(5,397)	(11,380)	(5,397)	(46,529)

Net Other Disbursements	(14,677)	(27,447)	(10,567)	(20,550)	(14,567)	(87,808)

Total Disbursements	(43,225)	(54,815)	(39,046)	(47,139)	(41,156)	(225,381)

Financing
Securitization Inflows / (Outflows)	12,691	(3,402)	(1,619)	(2,231)	(6,773)	(1,334)
Adequate Protection by DCorp to ACCC Term Lenders	—	(3,537)	—	—	—	(3,537)
DIP Interest & Fees	—	(245)	—	—	—	(245)
Restructuring & Other Items	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(5,000)
Foreign Exchange Translation	—	—	—	—	—	—

	11,691	(8,184)	(2,619)	(3,231)	(7,773)	(10,116)

Cash Flow From Operations	49,821	(8,698)	10,386	(19,396)	3,777	35,890

Opening Cash Balance	110,746	160,567	151,869	162,255	142,859	110,746
Cash Flow From Operations	49,821	(8,698)	10,386	(19,396)	3,777	35,890

Ending Cash Balance	160,567	151,869	162,255	142,859	146,636	146,636

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Variance
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total

Opening Cash	—	9,507	24,454	(429)	2,637	—

Receipts
A/R Collections	14,369	(2,761)	(3,906)	(10,307)	4,666	2,061
Intercompany A/R Settlement	9,421	13,896	2,901	4,655	12,678	43,551
Joint Venture Remittances, Net	844	(3,217)	—	216	—	(2,157)
Collections on Behalf of Joint Ventures	(629)	(3,823)	(4,292)	(4,292)	(3,626)	(16,662)

Net A/R Collections	24,005	4,095	(5,297)	(9,728)	13,718	26,793
Other Inflows	3,806	3,362	(2,794)	6,482	1,307	12,163

Total Receipts	27,811	7,457	(8,091)	(3,246)	15,025	38,956

Disbursements
Trade Payables	(9,640)	(7,095)	(7,608)	(5,884)	(7,916)	(38,143)
Intercompany A/P Settlement	1,148	6,705	2,362	2,740	430	13,385
Payment on Behalf of Affiliates	—	—	—	—	(1,312)	(1,312)
Capital Expenditures	1,496	1,503	1,546	1,546	1,546	7,637

Net A/P Variance	(6,996)	1,113	(3,700)	(1,598)	(7,252)	(18,433)

A/R Collections—Affiliates	1,480	6,187	2,930	3,377	2,647	16,621
Intercompany A/R Settlements	(6,781)	(7,993)	(7,396)	(4,199)	(7,142)	(33,511)

	(5,301)	(1,806)	(4,466)	(822)	(4,495)	(16,890)

Marine Freight Payments	237	508	(680)	(281)	(1,412)	(1,628)
Utility Payments	(91)	1,829	1,826	5,736	(2,546)	6,754
Payroll & Benefits	(5,314)	6,862	(4,914)	2,687	(2,638)	(3,317)

Net Other Disbursements	(5,168)	9,199	(3,768)	8,142	(6,596)	1,809

Total Disbursements	(17,465)	8,506	(11,934)	5,722	(18,343)	(33,514)

Financing
Securitization Inflows / (Outflows)	—	(1,880)	(2,506)	945	15,487	12,046
Adequate Protection by DCorp to ACCC Term Lenders	—	357	—	—	—	357
DIP Interest & Fees	—	245	(1,814)	—	—	(1,569)
Restructuring & Other Items	228	262	(23)	679	(414)	732
Foreign Exchange Translation	(1,067)	—	(515)	(1,034)	(1,656)	(4,272)

	(839)	(1,016)	(4,858)	590	13,417	7,294

Cash Flow From Operations	9,507	14,947	(24,883)	3,066	10,099	12,736

Opening Cash Balance	—	9,507	24,454	(429)	2,637	—
Cash Flow From Operations	9,507	14,947	(24,883)	3,066	10,099	12,736

Ending Cash Balance	9,507	24,454	(429)	2,637	12,736	12,736

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Actual
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total
Opening Cash	7,401	8,647	9,612	10,729	10,726	7,401

Receipts
A/R Collections	1,578	2,973	4,480	1,712	2,762	13,505
Intercompany A/R Settlements	7,082	4,217	3,482	21,195	5,933	41,909

Total A/R Collections	8,660	7,190	7,962	22,907	8,695	55,414
Advances from Bowater Inc.	6,000	7,000	—	(9,000)	5,000	9,000
Other Inflows	2,054	1,471	8,896	1,493	502	14,416

Total Receipts	16,714	15,661	16,858	15,400	14,197	78,830

Disbursements
Trade Payables	(6,434)	(7,574)	(9,523)	(8,028)	(5,649)	(37,208)
Intercompany A/P Settlements—Disbursements	(344)	(394)	(455)	(269)	(184)	(1,646)
Capital Expenditures	—	—	—	—	—	—
Payments on Behalf of Affiliates	(2,633)	(1,462)	(1,960)	(1,603)	(4,095)	(11,753)

Net A/P	(9,411)	(9,430)	(11,938)	(9,900)	(9,928)	(50,607)

A/R Collections—Affiliates	881	1,564	834	629	1,141	5,049
Intercompany A/R Settlements	(2,827)	(1,066)	(1,220)	(1,062)	(1,339)	(7,514)

	(1,946)	498	(386)	(433)	(198)	(2,465)

Intercompany SG&A Allocation	—	—	—	—	—	—
Freight	(500)	(858)	(372)	(998)	(938)	(3,666)
Payroll and Benefits	(2,046)	(4,141)	(1,676)	(3,362)	(3,177)	(14,402)

Total Disbursements	(13,903)	(13,931)	(14,372)	(14,693)	(14,241)	(71,140)

Cash Flow From Operations	2,811	1,730	2,486	707	(44)	7,690

Financing
Settlement Proceeds—Receipt	25,868	—	—	—	—	25,868
Settlement Proceeds—Disbursement	(25,868)	—	—	—	—	(25,868)
Interest	(386)	—	(1,029)	—	—	(1,415)
Restructuring Costs	(410)	(342)	(157)	(209)	(273)	(1,391)
Foreign Exchange Translation	(769)	(423)	(183)	(501)	(367)	(2,243)

Cash Flow from Financing/Restructuring	(1,565)	(765)	(1,369)	(710)	(640)	(5,049)

Net Cash Flows	1,246	965	1,117	(3)	(684)	2,641

Opening Cash Balance	7,401	8,647	9,612	10,729	10,726	7,401
Cash Flow From Operations	1,246	965	1,117	(3)	(684)	2,641

Ending Cash Balance	8,647	9,612	10,729	10,726	10,042	10,042

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Forecast
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total
Opening Cash	7,401	10,053	9,097	10,541	10,188	7,401

Receipts
A/R Collections	7,365	12,419	8,475	20,190	5,755	54,204
Intercompany A/R Settlements	—	—	—	—	—	—

Total A/R Collections	7,365	12,419	8,475	20,190	5,755	54,204
Advances from Bowater Inc.	6,000	—	4,000	(9,000)	6,000	7,000
Other Inflows	—	—	—	—	—	—

Total Receipts	13,365	12,419	12,475	11,190	11,755	61,204

Disbursements
Trade Payables	(7,684)	(7,726)	(7,975)	(7,975)	(7,975)	(39,335)
Intercompany A/P Settlements—Disbursements	—	—	—	—	—	—
Capital Expenditures	(452)	(454)	(467)	(467)	(467)	(2,307)
Payments on Behalf of Affiliates	—	—	—	—	—	—

Net A/P	(8,136)	(8,180)	(8,442)	(8,442)	(8,442)	(41,642)

A/R Collections—Affiliates	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—

	—	—	—	—	—	—

Intercompany SG&A Allocation	—	—	(400)	—	—	(400)
Freight	(226)	(217)	(163)	(163)	(163)	(932)
Payroll and Benefits	(1,733)	(3,846)	(1,733)	(2,645)	(1,733)	(11,690)

Total Disbursements	(10,095)	(12,243)	(10,738)	(11,250)	(10,338)	(54,664)

Cash Flow From Operations	3,270	176	1,737	(60)	1,417	6,540

Financing
Settlement Proceeds—Receipt	25,868	—	—	—	—	25,868
Settlement Proceeds—Disbursement	(25,868)	—	—	—	—	(25,868)
Interest	(325)	(839)	—	—	(338)	(1,502)
Restructuring Costs	(293)	(293)	(293)	(293)	(293)	(1,465)
Foreign Exchange Translation	—	—	—	—	—	—

Cash Flow from Financing/Restructuring	(618)	(1,132)	(293)	(293)	(631)	(2,967)

Net Cash Flows	2,652	(956)	1,444	(353)	786	3,573

Opening Cash Balance	7,401	10,053	9,097	10,541	10,188	7,401
Cash Flow From Operations	2,652	(956)	1,444	(353)	786	3,573

Ending Cash Balance	10,053	9,097	10,541	10,188	10,974	10,974

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended November 22, 2009

US$000

	Variance
Week Ended	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09	Total
Opening Cash	—	(1,406)	515	188	538	—

Receipts
A/R Collections	(5,787)	(9,446)	(3,995)	(18,478)	(2,993)	(40,699)
Intercompany A/R Settlements	7,082	4,217	3,482	21,195	5,933	41,909

Total A/R Collections	1,295	(5,229)	(513)	2,717	2,940	1,210
Advances from Bowater Inc.	—	7,000	(4,000)	—	(1,000)	2,000
Other Inflows	2,054	1,471	8,896	1,493	502	14,416

Total Receipts	3,349	3,242	4,383	4,210	2,442	17,626

Disbursements
Trade Payables	1,250	152	(1,548)	(53)	2,326	2,127
Intercompany A/P Settlements—Disbursements	(344)	(394)	(455)	(269)	(184)	(1,646)
Capital Expenditures	452	454	467	467	467	2,307
Payments on Behalf of Affiliates	(2,633)	(1,462)	(1,960)	(1,603)	(4,095)	(11,753)

Net A/P	(1,275)	(1,250)	(3,496)	(1,458)	(1,486)	(8,965)

A/R Collections—Affiliates	881	1,564	834	629	1,141	5,049
Intercompany A/R Settlements	(2,827)	(1,066)	(1,220)	(1,062)	(1,339)	(7,514)

	(1,946)	498	(386)	(433)	(198)	(2,465)

Intercompany SG&A Allocation	—	—	400	—	—	400
Freight	(274)	(641)	(209)	(835)	(775)	(2,734)
Payroll and Benefits	(313)	(295)	57	(717)	(1,444)	(2,712)

Total Disbursements	(3,808)	(1,688)	(3,634)	(3,443)	(3,903)	(16,476)

Cash Flow From Operations	(459)	1,554	749	767	(1,461)	1,150

Financing
Settlement Proceeds—Receipt	—	—	—	—	—	—
Settlement Proceeds—Disbursement	—	—	—	—	—	—
Interest	(61)	839	(1,029)	—	338	87
Restructuring Costs	(117)	(49)	136	84	20	74
Foreign Exchange Translation	(769)	(423)	(183)	(501)	(367)	(2,243)

Cash Flow from Financing/Restructuring	(947)	367	(1,076)	(417)	(9)	(2,082)

Net Cash Flows	(1,406)	1,921	(327)	350	(1,470)	(932)

Opening Cash Balance	—	(1,406)	515	188	538	—
Cash Flow From Operations	(1,406)	1,921	(327)	350	(1,470)	(932)

Ending Cash Balance	(1,406)	515	188	538	(932)	(932)

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

17 Weeks Ending March 21, 2010

US$000

Week ended	Notes	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	10-Jan-10	17-Jan-10	24-Jan-10

Opening Cash	1	159,372	140,324	157,755	150,308	235,298	233,816	229,002	226,582	218,494

Receipts
Total A/R Collections	3	26,080	49,577	39,015	47,000	47,363	45,024	32,592	47,483	40,747
Collections on Behalf of Joint Ventures	4	4,116	4,156	4,163	4,163	4,163	4,251	4,370	4,370	4,370
Other Inflows	5	6,864	7,363	2,548	2,485	2,485	4,799	6,415	6,622	2,551

Total Receipts		37,061	61,096	45,726	53,648	54,012	54,074	43,376	58,475	47,668

Disbursements
Trade Payables	6	(26,631)	(29,046)	(27,980)	(26,090)	(26,090)	(25,625)	(28,205)	(28,205)	(28,205)
Capital Expenditures	7	(933)	(908)	(903)	(903)	(903)	(1,000)	(1,129)	(1,129)	(1,129)
Marine Freight Payments	8	(1,700)	(1,700)	(1,700)	(1,700)	(1,700)	(1,700)	(1,300)	(1,300)	(1,300)
Utility Payments	9	(7,870)	(4,441)	(3,870)	(7,870)	(7,870)	(6,156)	(3,870)	(7,870)	(7,870)
Payroll & Benefits	10	(14,136)	(10,744)	(10,892)	(6,987)	(9,637)	(15,102)	(6,932)	(11,609)	(6,932)
Joint Venture Remittances, Net	11	(838)	—	—	(17,577)	(838)	—	—	(18,369)	—
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)

Total Disbursements		(53,108)	(47,839)	(46,345)	(62,126)	(48,037)	(50,583)	(42,436)	(69,483)	(46,436)

Financing
Securitization Inflows / (Outflows)	13	(3,000)	7,842	(6,829)	75	(7,456)	(4,770)	(3,360)	2,920	(6,506)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	(3,431)	—	—	—	(3,537)	—	—	—
Proceeds From the Sale of ACCC MPCo Interest	15	—	—	—	465,390	—	—	—	—	—
Payment to the ULC Reserve	15	—	—	—	(254,070)	—	—	—	—	—
ACI DIP Facility Drawings / (Repayments)	15, 16	—	—	—	(54,800)	—	—	—	—	—
ULC DIP Facility Drawings / (Repayments)	15	—	—	—	117,000	—	—	—	—	—
Payment to the Senior Secured Notes	15	—	—	—	(180,000)	—	—	—	—	—
Lufkin Proceeds	17	—	—	—	—	—	—	—	—	—
DIP Interest & Fees	16	—	(237)	—	(127)	—	—	—	—	—
Asset Sale		—	—	—	—	—	—	—	—	—
Securitization Closing Fees		—	—	—	—	—	—	—	—	—

Total Change in Cash		(19,048)	17,431	(7,447)	84,990	(1,481)	(4,815)	(2,420)	(8,088)	(5,275)

Ending Cash Balance		140,324	157,755	150,308	235,298	233,816	229,002	226,582	218,494	213,219

Ending Cash Balance		140,324	157,755	150,308	235,298	233,816	229,002	226,582	218,494	213,219
Undrawn Portion of ACI DIP Facility	18	32,700	32,700	32,700	—	—	—	—	—	—
ULC DIP Available Upon Notice	18	—	—	—	45,000	45,000	45,000	45,000	45,000	45,000

Immediately Available Liquidity		173,024	190,455	183,008	280,298	278,816	274,002	271,582	263,494	258,219

ULC Available Upon Court Approval	18	—	—	—	45,000	45,000	45,000	45,000	45,000	45,000
Lufkin Proceeds Held in Trust	17	—	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500

Total Available Liquidity	17, 18	173,024	190,455	203,508	345,798	344,316	339,502	337,082	328,994	323,719

Securitization Schedule	19
Allowable Receivable Pool Balance		152,421	160,262	154,474	154,548	147,093	142,323	138,964	142,888	136,381
Interest, Fees and Adjustments	20	—	—	(1,040)	—	—	—	—	(1,005)	—
Amount Drawn Under Facility		155,421	152,421	160,262	154,474	154,548	147,093	142,323	138,964	142,888

Availability / (Required Repayment)		(3,000)	7,842	(6,829)	75	(7,456)	(4,770)	(3,360)	2,920	(6,506)

ULC Reserve
Opening Balance		—	—	—	—	47,070	47,070	47,070	47,070	47,070
Initial Deposit	21	—	—	—	254,070	—	—	—	—	—
ULC DIP Facility Drawings—Liquidity	21	—	—	—	(117,000)	—	—	—	—	—
Disbursement to ULC Trust—Available Upon Notice	21	—	—	—	(45,000)	—	—	—	—	—
Disbursement to ULC Trust—Available Subject to Further Court Approval	21	—	—	—	(45,000)	—	—	—	—	—

Ending Balance ULC Reserve—Available Liquidity	21	—	—	—	47,070	47,070	47,070	47,070	47,070	47,070

ULC DIP Availability Subject to Further Court Approval		—	—	—	45,000	45,000	45,000	45,000	45,000	45,000

Restricted ULC Reserve Deposit	21	—	—	—	117,000	117,000	117,000	117,000	117,000	117,000

Lufkin Proceeds Held in Trust	17	—	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500

The above forecast uses an exchange rate of CDN$1.00=US$ 0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

17 Weeks Ending March 21, 2010

US$000

Week ended	Notes	31-Jan-10	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	7-Mar-10	14-Mar-10	21-Mar-10	Total

Opening Cash	1	213,219	196,953	200,431	191,982	169,346	151,258	158,223	161,049	159,372

Receipts
Total A/R Collections	3	40,183	37,776	35,333	33,432	35,860	32,885	40,140	31,804	662,294
Collections on Behalf of Joint Ventures	4	4,370	4,980	4,980	4,980	4,980	3,978	3,978	3,978	74,341
Other Inflows	5	2,485	2,560	2,560	2,485	5,849	6,182	2,545	2,485	69,287

Total Receipts		47,038	45,316	42,872	40,897	46,689	43,044	46,663	38,267	805,922

Disbursements
Trade Payables	6	(28,205)	(27,369)	(27,369)	(27,369)	(27,369)	(22,767)	(22,767)	(22,767)	(452,059)
Capital Expenditures	7	(1,129)	(1,250)	(1,250)	(1,250)	(1,250)	(1,129)	(1,129)	(1,129)	(18,455)
Marine Freight Payments	8	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(1,300)	(24,500)
Utility Payments	9	(7,870)	(3,870)	(7,870)	(7,870)	(7,870)	(3,870)	(7,870)	(7,870)	(112,647)
Payroll & Benefits	10	(18,343)	(6,295)	(11,318)	(6,645)	(18,401)	(6,875)	(11,044)	(7,225)	(179,115)
Joint Venture Remittances, Net	11	(834)	—	—	(19,276)	(825)	—	—	(19,858)	(78,416)
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(17,000)

Total Disbursements		(58,681)	(41,084)	(50,107)	(64,711)	(58,016)	(36,941)	(45,109)	(61,149)	(882,192)

Financing
Securitization Inflows / (Outflows)	13	(1,085)	(754)	(1,214)	1,179	(3,542)	861	1,272	(1,984)	(26,353)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	(3,537)	—	—	—	(3,219)	—	—	—	(13,723)
Proceeds From the Sale of ACCC MPCo Interest	15	—	—	—	—	—	—	—	—	465,390
Payment to the ULC Reserve	15	—	—	—	—	—	—	—	—	(254,070)
ACI DIP Facility Drawings / (Repayments)	15, 16	—	—	—	—	—	—	—	—	(54,800)
ULC DIP Facility Drawings / (Repayments)	15	—	—	—	—	—	—	—	—	117,000
Payment to the Senior Secured Notes	15	—	—	—	—	—	—	—	—	(180,000)
Lufkin Proceeds	17	—	—	—	—	—	—	—	—	—
DIP Interest & Fees	16	—	—	—	—	—	—	—	—	(363)
Asset Sale		—	—	—	—	—	—	—	—	—
Securitization Closing Fees		—	—	—	—	—	—	—	—	—

Total Change in Cash		(16,265)	3,477	(8,449)	(22,635)	(18,088)	6,965	2,826	(24,866)	(23,190)

Ending Cash Balance		196,953	200,431	191,982	169,346	151,258	158,223	161,049	136,182	136,182

Ending Cash Balance		196,953	200,431	191,982	169,346	151,258	158,223	161,049	136,182	136,182
Undrawn Portion of ACI DIP Facility	18	—	—	—	—	—	—	—	—	—
ULC DIP Available Upon Notice	18	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000

Immediately Available Liquidity		241,953	245,431	236,982	214,346	196,258	203,223	206,049	181,182	181,182

ULC Available Upon Court Approval	18	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Lufkin Proceeds Held in Trust	17	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500

Total Available Liquidity	17, 18	307,453	310,931	302,482	279,846	261,758	268,723	271,549	246,682	246,682

Securitization Schedule	19
Allowable Receivable Pool Balance		135,296	134,542	134,303	135,482	131,939	132,800	135,026	133,041	133,041
Interest, Fees and Adjustments	20	—	—	(975)	—	—	—	(954)	—	(3,973)
Amount Drawn Under Facility		136,381	135,296	134,542	134,303	135,482	131,939	132,800	135,026	155,421

Availability / (Required Repayment)		(1,085)	(754)	(1,214)	1,179	(3,542)	861	1,272	(1,984)	(26,353)

ULC Reserve
Opening Balance		47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	—
Initial Deposit	21	—	—	—	—	—	—	—	—	254,070
ULC DIP Facility Drawings—Liquidity	21	—	—	—	—	—	—	—	—	(117,000)
Disbursement to ULC Trust—Available Upon Notice	21	—	—	—	—	—	—	—	—	(45,000)
Disbursement to ULC Trust—Available Subject to Further Court Approval	21	—	—	—	—	—	—	—	—	(45,000)

Ending Balance ULC Reserve—Available Liquidity	21	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070

ULC DIP Availability Subject to Further Court Approval		45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000

Restricted ULC Reserve Deposit	21	117,000	117,000	117,000	117,000	117,000	117,000	117,000	117,000	117,000

Lufkin Proceeds Held in Trust	17	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500

The above forecast uses an exchange rate of CDN$1.00=US$ 0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Notes to Weekly Cash Flow Forecast

17 Weeks Ending March 21, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand.
2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.
3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.
4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.
5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from Joint Ventures, as estimated by the ACI Group.
6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. This line also includes amounts necessary to fund the DCorp Group’s recycling operations and a disbursement of $1.8 million in the week ended December 13, 2009 representing the settlement of intercompany SG&A.
7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.
8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.
9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s hydroelectricity suppliers.
10.	Payroll and Benefits represent estimated amounts for salaries, wages and current service pension costs.
11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.
12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.
13.	Securitization Inflows/(Outflows) represent the estimated net availability or repayment (including interest) of funds under the ACI Group’s Amended Securitization Program.
14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.
15.	The sale of the ACCC MPCo Interest is forecast to close on December 15, 2009 and to generate net proceeds of $465.4 million. Of this amount, $254.1 million will be paid to the ULC Reserve, $31.3 million will be used for the repayment of the current ACI DIP Facility and $180 million will be used for the repayment to the Senior Secured Notes. Of the $254.1 million paid to the ULC reserve, the Company will draw $117 million on the date of closing and will have $45 million of liquidity immediately available for additional draws, and an additional $45 million of available liquidity subject to further Court approval. $23.5 million of the $117 million DIP draw will be used to repay the current ACI DIP Facility for a total repayment of $54.8 million, equivalent to the total outstanding draw on the ACI DIP Facility.
16.	The DIP Drawings / (Repayments) reflect the repayment of the ACI DIP Facility on December 15, 2009, the date until which the Company obtained an extension from the Court. Accrued DIP Interest & Fees related to the ACI DIP Facility will be paid out upon closing of the MPCo transaction and no interest or fees are forecast to be charged on the ULC DIP Facility.
17.	The estimated net proceeds from the sale of the Lufkin mill are approximately $20.5 million. These proceeds will be held in Trust and are only available upon 10 days notice to the agent for the ACCC Term Lenders.
18.	Immediately Available Liquidity is calculated as cash on hand plus the undrawn portion of the ACI DIP Facility (prior to December 15, 2009) or the ULC DIP Facility (after December 15, 2009). Drawings on the ACI DIP Facility are limited to $87.5 million per the terms of the ACI DIP Agreement and $45 million of the ULC Reserve will be immediately available for liquidity purposes upon notice under the ULC DIP Facility. Total Available Liquidity includes an additional $45 million of the ULC Reserve, which availability is subject to Court approval, as well as the Lufkin Proceeds Held in Trust, available upon 10 days notice to the agent for the ACCC Term Lenders.
19.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).
20.	The Interest, Fees and Adjustments represent interest and fees related to the Amended Securitization Program.
21.	Of the $254.1 million paid to the ULC reserve, the Company will draw $117 million on the date of closing and will have $45 million immediately available for liquidity purposes, with an additional $45 million availability subject to Court approval. The remaining $47.1 million of the ULC Reserve will be held in cash, but will not be made available to the Company.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

17 Week Period Ended March 21, 2010

US$000s

Week Ended		31-Jan-10	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	7-Mar-10	14-Mar-10	21-Mar-10	Total
Receipts	Notes
Trade Receipts	1, 2	10,203	7,064	17,464	6,398	8,087	7,879	17,542	7,504	178,866
Intercompany A/P Settlements	3	—	—	—	—	—	—	—	—	5,984
Advances from Bow ater Inc.	4	—	2,000	(2,000)	—	5,000	4,000	(8,000)	6,000	(2,000)
Other Receipts	5	—	—	—	—	—	—	—	—	11,700

Total Receipts		10,203	9,064	15,464	6,398	13,087	11,879	9,542	13,504	194,550
Disbursements
Trade Payables	6	(6,744)	(7,089)	(7,089)	(7,089)	(7,089)	(6,868)	(6,868)	(6,868)	(111,161)
Intercompany SG&A Allocation	7	—	—	—	—	—	—	—	—	(400)
Freight	8	(1,009)	(1,066)	(1,066)	(1,066)	(1,066)	(839)	(839)	(839)	(16,275)
Payroll and Benefits	9	(2,680)	(2,925)	(1,487)	(2,925)	(4,193)	(2,918)	(1,480)	(4,424)	(49,259)
Capital Expenditures	10	(452)	(500)	(500)	(500)	(500)	(452)	(452)	(452)	(7,888)

Total Disbursements		(10,884)	(11,580)	(10,142)	(11,580)	(12,848)	(11,076)	(9,637)	(12,582)	(184,983)
Net Cash Flow From Operations		(681)	(2,517)	5,322	(5,182)	239	804	(96)	923	9,567
Financing and Restructuring
Interest	11	(881)	—	—	—	(374)	(733)	—	—	(5,018)
Restructuring Costs	12	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(4,973)

Cash Flow From Financing/Restructuring		(1,174)	(293)	(293)	(293)	(666)	(1,025)	(293)	(293)	(9,991)
Net Cash Flow		(1,855)	(2,809)	5,029	(5,474)	(427)	(222)	(388)	630	(424)

Opening Bank Balance		15,129	13,274	10,465	15,495	10,020	9,593	9,371	8,983	10,037
Cash Flow		(1,855)	(2,809)	5,029	(5,474)	(427)	(222)	(388)	630	(424)

Closing Bank Balance	2	13,274	10,465	15,495	10,020	9,593	9,371	8,983	9,613	9,613

Settlement Proceeds Held in Trust by Monitor	13	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868

Closing Bank Balance Including Settlement Proceeds		39,142	36,333	41,363	35,888	35,461	35,239	34,851	35,481	35,481

Current Revolving Credit Facility
Current Credit Facility Balance, Opening		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Current Balance, Closing		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Intercompany A/R Balance	14
Ending Balance		37,565	38,647	39,488	40,655	40,770	40,202	39,751	39,326	39,176
Cumulative Advances from Bowater Inc.
Opening Advance Balance		—	—	2,000	—	—	5,000	9,000	1,000	9,000
Advance / (Repayment)	4	—	2,000	(2,000)	—	5,000	4,000	(8,000)	6,000	(2,000)
Closing Advance Balance		—	2,000	—	—	5,000	9,000	1,000	7,000	7,000

The above forecast uses an exchange rate of CDN$1.00=US$ 0.90

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

17 Week Period Ended March 21, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.
2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.
3.	Intercompany A/P Settlements represents BCFPI being reimbursed by Bowater Inc. for disbursements made on behalf of Boater Mersey, a joint venture partially owned by Bowater Inc.
4.	Advances from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility.
5.	Other Receipts include amounts received for refunds in respect of road tax credits from the Quebec provincial government.
6.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities and other production items.
7.	Intercompany SG&A Allocation represents expenses incurred by BCFPI’s parent company on behalf of BCFPI which are charged to BCFPI in the week ended December 13, 2009, pursuant to its normal process for the allocation of such costs.
8.	Freight represents disbursements in respect of costs to deliver product to customers.
9.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.
10.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.
11.	Interest represents interest costs for the company’s senior secured revolving facility, the existing secured term loan and the new DIP facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.
12.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.
13.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust does not form part of the Closing Bank Balance.
14.	The Intercompany A/R Balance represents pre-filing and post-filing sales to customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

42

APPENDIX “I”

KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August	September	October	Total
Newsprint	95,561	109,805	115,877	96,250	99,548	107,024	98,331	86,853	123,303	134,539	1,067,090
Specialty Paper	99,378	84,047	91,929	82,694	84,284	91,139	103,444	112,041	108,382	106,850	964,186
Pulp	2,573	4,364	2,645	3,332	4,392	3,882	4,619	6,793	2,478	4,726	39,803

	197,512	198,215	210,450	182,276	188,223	202,044	206,393	205,687	234,163	246,115	2,071,079

Net sales (US$000)	154,055	153,360	161,003	127,136	127,879	139,103	133,736	131,245	143,566	146,853	1,417,936
Net selling price per tonne (US$)	780	774	765	697	679	688	648	638	613	597	685
Mill Uptime (%)	70	78	76	78	78	76	77	82	76	78	77

Lumber
Sales (mbf)	58	60	68	61	62	64	62	69	66	63	633
Net sales (US$000)	15,153	14,356	16,868	16,161	16,893	18,261	18,933	21,022	19,739	18,932	176,317
Sales per mbf (US$)	260	241	249	265	271	285	306	304	297	301	278
Mill Uptime (%) - Sawing	64	65	63	66	63	60	62	62	64	64	63
Mill Uptime (%) - Planing	69	69	72	76	72	75	76	78	74	74	73

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August	September	October	Total
Newsprint	40,281	16,277	37,216	35,685	37,851	32,488	39,356	33,141	21,734	21,538	315,567
Specialty Paper	19,605	17,960	18,644	20,608	20,242	12,758	6,081	3,316	1,845	432	121,491
Pulp	23,816	17,478	18,914	20,083	24,923	20,243	36,817	29,269	25,279	26,584	243,406

	83,703	51,715	74,774	76,376	83,016	65,489	82,254	65,726	48,859	48,553	680,464

Net sales (US$000)	57,535	34,757	49,972	47,329	48,904	37,331	45,046	35,272	26,248	26,920	409,314
Net selling price per tonne (US$)	687	672	668	620	589	570	548	537	537	554	602
Mill Uptime (%)	83	80	84	84	84	85	56	58	55	49	81

Lumber
Sales (mbf)	27	30	34	27	35	34	32	30	34	38	322
Net sales (US$000)	5,514	6,049	7,095	5,694	7,621	7,997	8,020	7,372	8,510	9,509	73,381
Sales per mbf (US$)	206	199	206	207	221	235	250	245	250	250	228
Mill Uptime (%) - Sawing	66	70	69	71	60	53	66	58	64	68	65
Mill Uptime (%) - Planing	71	75	74	79	76	79	78	79	68	73	75